UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

LAXAI PHARMA, LTD.

(Exact name of Registrant as specified in charter)

Israel	0-17788	N/A
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

8905 Regents Park Drive, Suite 210, Tampa, FL		33647
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (813) 528-6004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

                 Laxai Pharma, Ltd., (the “Registrant”), has entered into a Share Purchase Agreement (the “SPA”) and Unit Purchase Agreement (the “UPA”) with NexGen Biofuels, Inc a Delaware Company for OSR Solutions, Inc and OSR Enterprises, LLC respectively on December 1, 2010 in exchange for the assumption of total existing liabilities of both OSR Solutions, Inc and OSR Enterprises, LLC of $183,742 from Bank of America and PNC Bank. Currently OSR Solutions, Inc has no revenue and OSR Enterprises, LLC has one part time Employee with $50/hr and working only 8-16 hrs/week with a gross margin of $15/hr.

The SPA and UPA were approved by more than 75% of the share holders. Based on the majority of the shareholders’ voting, the board has approved the transaction in a meeting held on December 1, 2010.

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Item 9.01                      Financial Statements and Exhibits

   Description of Exhibit

                                     Share Purchase Agreement and
                                     Unit Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2010 LAXAI PHARMA, LTD.

By:	/s/ Ram Ajjarapu
Ram Ajjarapu
Executive Chairman

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